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                                                                 Exhibit 10(f)


                             MONARCH AVALON, INC.

                           FORMULA STOCK OPTION PLAN


     The definitive proxy statement (the "Proxy Statement") of Monarch Avalon, Inc. (the "Company") with respect to the Annual Meeting of Stockholders of the Company to be held on October 6, 1995, sets forth the terms of certain stock options (the "Options") which will be granted (or the expiration dates of which will be extended), subject to approval of the Stockholders at the Annual Meeting or any adjournment thereof. The Proxy Statement description of the Options, their exercise price, duration and other matters, including Annexes A and B thereof, constitutes a formula stock option plan which the Board of Directors of the Company has adopted and hereby confirms (the "Plan") pursuant to Rule 16b-3 (as in effect immediately prior to May 1, 1991) under the Securities Exchange Act of 1934 and the phase-in provisions regarding certain amendments to said Rule 16b-3. The following matters concerning the Plan are hereby confirmed and agreed.

     1. THE OPTIONS. The Options and grants or extensions to be approved by the Stockholders are as follows, as more fully set forth in the Proxy
Statement: grant of Option to Helen D. Bentley to acquire 40,000 shares of Common Stock of the Company at an exercise price of $2.00 per share, such option to expire on September 30, 1996; extension of term until September 30, 1996 of Option granted to Jackson Y. Dott to acquire 40,000 shares of Common Stock of the Company at an exercise price of $2.00 per share; and extension of term until September 30, 1996 of Option granted to Charles C. Baum to acquire 40,000 shares of Common Stock of the Company at an exercise price of $2.00 per share. The total number of shares of Common Stock for which Options may be granted or extended under the Plan is 120,000 shares. No other stock options or securities may be issued under the Plan. The only Plan participants are current Directors of the Company.

     2. LIMITATIONS. No Option shall be transferable by the optionee other than by will or the laws of descent and distribution (or as may otherwise be permitted by Rule 16b-3). During the lifetime of an optionee, no Option shall be exercisable except by the optionee or the optionee's guardian or legal representative. No Option may be exercised within six months after October 6, 1995. Optionees acknowledge that the shares of Common Stock issuable upon exercise of the Options have not been registered under the Securities Act of 1933 or state securities laws and may not be resold in the absence of such registration or applicable exemption therefrom.




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     IN WITNESS WHEREOF, this instrument is executed by the Company and each
Optionee.

                                       Monarch Avalon, Inc.


                                   By: /s/ A. ERIC DOTT
                                       -----------------------------------
                                       A. Eric Dott, Chairman


                                       OPTIONEES


                                       /s/ HELEN D. BENTLEY
                                       -----------------------------------
                                       Helen D. Bentley


                                       /s/ JACKSON Y. DOTT
                                       -----------------------------------
                                       Jackson Y. Dott


Date:  October 6, 1995                 /s/ CHARLES C. BAUM
                                       -----------------------------------
                                       Charles C. Baum